Exhibit 99.1

For Further Information Contact

Harry J. Cynkus

(404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

ATLANTA, GEORGIA, April 26, 2006: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported revenues for the first quarter ended March 31, 2006 grew 5.6% to $194.2 million compared to $183.9 million for the first quarter ended March 31, 2005. Revenue growth excluding our recent acquisition of the Industrial Fumigant Company (IFC) improved 3.7%.

The Company recorded net income of $10.9 million or $0.16 per diluted share for the first quarter ended March 31, 2006, compared to $11.6 million or $0.17 per diluted share for the first quarter ended March 31, 2005

Rollins’ balance sheet remains strong with total assets of $447.3 million and stockholders’ equity increasing to $184.2 million. In the first quarter, the Company announced that it repurchased 211,466 shares of common stock at a weighted average price of $19.35 per share. In total, 3,053,858 additional shares may be purchased under previously approved programs by the Board of Directors.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, “We were pleased with our revenue improvement in the first quarter which reflected positive results in both our pest control and termite business. It is also an indication of the progress we are making with our sales investments. Although operating income for the first quarter was $1.3 million lower than the first quarter 2005, it did exceed our plan for the quarter. Our income was adversely affected by a $1.0 million seasonal loss at IFC, the previously announced investment we are making in expanding our sales force where we added approximately 100 new employees, as well as a $0.4 million increase in stock option expense.

“We are optimistic about the year and remain committed to obtaining a positive return on our key operational investments.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada, Mexico and Panama from over 400 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our optimism about the year and our commitment to obtain a positive return on our key operational investments. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather conditions; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005. The Company does not undertake to update its forward-looking statements.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands)
	2006	2005
At March 31	(Unaudited)	(Unaudited)

ASSETS
Cash and Cash Equivalents	$ 53,229	$ 55,894
Trade Receivables Short-Term, Net	45,315	44,308
Materials and Supplies	8,899	8,600
Deferred Income Taxes	23,904	28,089
Other Current Assets	9,276	9,166

Current Assets	140,623	146,057

Equipment and Property, Net	68,314	52,930
Goodwill and Other Intangible Assets	207,201	193,209
Trade Receivables Long-Term, Net	8,669	9,942
Deferred Income Taxes	18,149	11,274
Other Assets	4,368	4,156

Total Assets	$ 447,324	$ 417,568

LIABILITIES

Capital Leases	797	-
Accounts Payable	18,146	12,859
Accrued Insurance	16,359	13,110
Accrued Payroll	31,562	31,943
Unearned Revenue	84,020	83,735
Other Current Liabilities	42,225	45,353
Current Liabilities	193,109	187,000

Capital Leases	440	-
Accrued Pension	20,651	10,579
Long-Term Accrued Liabilities	48,969	51,349

Total Liabilities	263,169	248,928

STOCKHOLDERS' EQUITY
Common Stock	68,450	68,293
Retained Earnings and Other Equity	115,705	100,347

Total Stockholders' Equity	184,155	168,640

Total Liabilities and Stockholders' Equity	$ 447,324	$ 417,568

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE FIRST QUARTER ENDED MARCH 31
(In thousands except per share data)

	First Quarter
	2006	2005
	(Unaudited)	(Unaudited)
REVENUES	$ 194,187	$ 183,915
COSTS AND EXPENSES
Cost of Services Provided	107,014	100,249
Depreciation and Amortization	6,793	5,963
Sales, General and Administrative	62,500	58,671
(Gain)/Loss on Sales of Assets	-	3
Interest Income	(292)	(462)
TOTAL COSTS AND EXPENSES	176,015	164,424
INCOME BEFORE INCOME TAXES	18,172	19,491
PROVISION FOR INCOME TAXES	7,269	7,896
NET INCOME	$ 10,903	$ 11,595
NET INCOME PER COMMON SHARE-BASIC:	$ 0.16	$ 0.17
NET INCOME PER COMMON SHARE-DILUTED:	$ 0.16	$ 0.17

AVERAGE SHARES OUTSTANDING - BASIC	67,675	67,942
AVERAGE SHARES OUTSTANDING - DILUTED	69,583	70,063

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31
(In thousands)

	2006	2005
	Unaudited	Unaudited

Operating Activities
Net Income	$ 10,903	$ 11,595
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation and Amortization	6,793	5,963
Provision for Deferred Income Taxes	1,404	3,347
Other, Net	(5)	198
Gain on Sale of Assets	-	3
(Increase) Decrease in Assets:
Trade Receivables	3,164	1,097
Materials and Supplies	183	277
Other Current Assets	(172)	(2,957)
Other Non-Current Assets	777	235
Increase (Decrease) in Liabilities:
Accounts Payable and Accrued Expenses	3,275	229
Unearned Revenue	4,030	3,700
Accrued Insurance	969	(1,940)
Accrual for Termite Contracts	(600)	829
Long-Term Accrued Liabilities	(3,236)	(3,118)
Net Cash Provided by Operating Activities	27,485	19,458

Investing Activities
Purchases of Equipment and Property	(5,433)	(6,417)
Net Cash Used for Acquisition of Companies	(4,313)	(1,291)
Cash from Sales of Franchises	351	270
Net Cash Used In Investing Activities	(9,395)	(7,438)

Financing Activities
Dividends Paid	(4,276)	(3,436)
Common Stock Purchased	(4,092)	(10,604)
Common Stock Options Exercised	281	1,223
Other	243	(669)
Net Cash Used in Financing Activities	(7,844)	(13,486)
Effect of Exchange Rate Changes on Cash	(82)	623

Net Increase/(Decrease) in Cash and Cash Equivalents	10,164	(843)
Cash and Cash Equivalents at Beginning of Year	43,065	56,737
Cash and Cash Equivalents at End of Period	$ 53,229	$ 55,894

** CONFERENCE CALL **

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

first quarter results on:

Wednesday, April 26, 2006 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 866-249-5225 domestic;

303-275-2170 international

at least 5 minutes before start time.

REPLAY: available through May 3, 2006

Please dial 800-405-2236/303-590-3000, Passcode: 11058674

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at FRB/Weber Shandwick at 212-827-3777

Or email to jjazmin@financialrelationsboard.com